EXHIBIT 10.1

CONVERTIBLE PROMISSORY NOTE

$472,500	Santa Monica, California	February 14, 2022

By this Promissory Note (this “Note”), STARCO BRANDS, INC., a Nevada corporation (“Maker”), promises to pay to Ross Sklar (“Payee”), at Payee’s current address at 250 26th Street, Suite 200, Santa Monica, California 90402, or at such other addresses as Payee may from time to time designate in writing to Maker, the principal sum of Four Hundred Seventy Two Thousand Five Hundred and No Hundredths Dollars ($472,500), subject to the terms and conditions contained herein.

1.    Accrual of Interest. The outstanding principal balance of this Note shall accrue interest at a rate equal to four percent (4.0%) per annum, compounded monthly, from the date hereof until this Note shall have been repaid in full; provided, however, that, if Maker defaults in its repayment of all principal and accrued interest due on this Note at maturity, the then outstanding principal amount of this Note shall thereafter bear interest at a rate equal to ten percent (10%) simple per annum until all such principal and accrued interest due on this Note is repaid in full.

2.    Maturity of Note. All principal and accrued interest due on this Note shall be paid by Maker to Payee on or before the date which is two (2) years after the date hereof. Maker is entitled to prepay any accrued interest and principal due on this Note, in whole or in part, at any time prior to the maturity date of this Note without any prepayment penalty of any kind.

3.    Conversion Option. At any time and from time to time on or after the date hereof, this Note shall be convertible (in whole or in part), at the option of the Payee, into such number of fully paid and non-assessable shares of common stock of the Maker as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Payee elects to convert by (y) the Conversion Price (as defined in Section 4 hereof) on the date the Payee emails, faxes or otherwise provides a notice of conversion, duly executed, by to Maker. The Payee shall deliver this Note to Maker at the address designated by Maker at such time this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each conversion date.

4.    Conversion Price .The term “Conversion Price” shall mean $0.29 based on the volume weighted average trading price of the common stock of Maker for the ten (10) trading days prior to the date hereof.

5.    Application of Payments. All payments made by Maker on this Note shall be applied in the following order of priority:

(a)         First, to accrued but unpaid interest then due on this Note; and

(b)         Second, to the unpaid principal balance due on this Note.

6.    Applicable Law. This Note shall be governed and construed and interpreted in accordance with the laws of the State of California.

7.    Partial Invalidity. If any provision or any word, term, provision or part of any provision of this Note is deemed to be invalid for any reason, the same shall be ineffective but the remaining provisions of this Note or portions thereof shall not be affected and shall remain in full force and effect.

8.    Modifications. No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by Payee, and then only to the extent specifically set forth therein.

9.    Miscellaneous Terms.

(a)         The options, powers and rights of Payee specified herein are (except as expressly set forth herein) in addition to, and not in lieu of, those authorized by applicable law.

(b)         To the extent permitted by applicable law, Maker waives (except as expressly set forth herein) notice of protest, presentment, demand and any other notice in connection with the collection of this Note by Payee.

(c)         This Note shall be binding on Maker, its successors and assigns and shall inure to the benefit of Payee, his heirs, legatees, successors and assigns.

(d)         Any payment hereunder which is required to be made on a day which is not a business day in Santa Monica, California shall be payable on the next immediately succeeding business day and such additional time shall be included in the computation of interest.

(e)         All sums payable under this Note shall be payable in lawful money of the United States of America.

(f)         If Payee is required to initiate legal action in order to collect on this Note, Maker promises to pay such court costs and legal fees incurred by Payee as a court of competent jurisdiction may fix as Payee’s reasonable costs and fees.

"Maker"
STARCO BRANDS, INC.

By:	/s/ Ross Sklar
Ross Sklar, CEO

By:	/s/ Darin Brown
Darin Brown, Director

Accepted on and as of the date of this Note:

/s/ Ross Sklar

Ross Sklar